UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 17, 2018. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2019 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	74,756,737	245,927	11,390	1,774,204
Keith Bradley	74,444,089	559,452	10,513	1,774,204
Stuart M. Essig	74,331,482	671,670	10,902	1,774,204
Barbara B. Hill	74,846,282	157,728	10,044	1,774,204
Lloyd W. Howell, Jr.	74,942,268	61,147	10,639	1,774,204
Donald E. Morel, Jr.	74,946,023	57,218	10,813	1,774,204
Raymond G. Murphy	74,732,158	270,382	11,514	1,774,204
Christian S. Schade	74,490,242	512,568	11,244	1,774,204
James M. Sullivan	74,201,303	801,407	11,344	1,774,204

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
75,581,228	1,195,476	11,554	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
74,685,343	300,826	27,885	1,774,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 18, 2018	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Chief Financial Officer and Corporate Vice President,
International